EXHIBIT 99.8

GALECTIN THERAPEUTICS INC.

NOMINEE HOLDER CERTIFICATION

The undersigned, a bank, broker, trustee, depositary or other nominee holding non-transferable subscription rights (the “Rights”) to purchase units consisting of 0.3 shares of Galectin Therapeutics Inc.’s (the “Company”) common stock, par value $0.001 per share (the “Common Stock”), and a warrant to purchase 0.075 shares of Common Stock (the “Units”) pursuant to the rights offering (the “Rights Offering”) described in the Company’s prospectus dated March [•], 2019 (the “Prospectus”), hereby certifies to the Company and to Continental Stock Transfer & Trust Company, as subscription agent for the Rights Offering, that (1) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), on the terms and subject to the conditions set forth in the Prospectus, the number of Rights specified below to purchase the number of Units specified below pursuant to the Basic Subscription Right (as defined in the Prospectus) and, on behalf of beneficial owners of Rights who have subscribed for the purchase of additional Units pursuant to the Over-Subscription Right (as defined in the Prospectus), the number of Units specified below pursuant to the Over-Subscription Right, listing separately below each such exercised Basic Subscription Right and the corresponding Over-Subscription Right (without identifying any such beneficial owner by name), and (2) to the extent a beneficial owner has elected to subscribe for Units pursuant to the Over-Subscription Right, each such beneficial owner’s Basic Subscription Right has been timely exercised in full.

Number of Rights Held	Number of Rights Exercised	Number of Units Subscribed for Pursuant to Basic Subscription Rights	Number of Units Subscribed for Pursuant to Over– Subscription Rights

1

2

3

4

5

6

7

8

9

10

Provide the following information if applicable:

Name of Nominee Holder	DTC Participant Number

By:
Name: Title: Phone Number: Fax Number:	DTC Subscription Confirmation Numbers
Dated